SCHEDULE 14A

                      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                  THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


                          Filed by the Registrant                      [X]
                     Filed by a Party other than the Registrant        [ ]

Check the appropriate box:
[ ]  Confidential, for Use of the Commission Only

[ ]  Preliminary Proxy Statement (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                  PUTNAM NEW YORK TAX EXEMPT OPPORTUNITIES FUND
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                 (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

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John A. Hill
Chairman of the Trustees

The Putnam Funds
One Post Office Square
Boston, Massachusetts 02109


The Putnam Funds

October 2003

Dear Shareholder:

You recently received a proxy statement and proxy card requesting your vote on an important proposal affecting your fund investment in Putnam New York Tax Exempt Opportunities Fund. Our records show that we have not received your voting instructions.

The fund is asking for your vote on the following matter:

Approval of an Agreement and Plan of Reorganization between Putnam New York Tax Exempt Opportunities Fund and Putnam New York Tax Exempt Income Fund and the transactions contemplated thereby. In this merger, Putnam New York Tax Exempt Income Fund will acquire all of the assets of Putnam New York Tax Exempt Opportunities Fund in exchange for the issuance and delivery to Putnam New York Tax Exempt Opportunities Fund of shares of beneficial interest of Putnam New York Tax Exempt Income Fund and the assumption by Putnam New York Tax Exempt Income Fund of all of the liabilities of Putnam New York Tax Exempt Opportunities Fund.

This matter is described in the Proxy Statement that was previously mailed to you. If you need another copy of the Proxy Statement, please call us at 1-800-225-1581 and we'll be glad to send it to you.

We have also included another copy of the proxy card and a business reply envelope for your convenience. Putnam Management and the Trustees believe that this proposal is in the best interests of shareholders, and encourage you to vote FOR the proposal. Your vote is important.

If you have any questions, please consult your financial advisor or contact a Putnam customer service representative at 1-800-225-1581.

Sincerely,

John A. Hill

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